Exhibit 10.2

DATED OCTOBER 14, 2008

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

relating to Yandex N.V.

THE NETHERLANDS

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is executed as of this 14 day of October 2008 (“‘Execution Date”) BY AND BETWEEN, Yandex N.V., a limited liability company incorporated under the laws of The Netherlands, whose registered address is Laan Copes van Cattenburch 52, 2585 GB the Hague, the Netherlands (the “Company”) and each of the entities and persons whose names are listed in the first column of Schedule A hereto, (hereafter each a “Shareholder” and, collectively, the “Shareholders”);

WHEREAS, the Company and the Shareholders are parties to a Registration Rights Agreement, dated December 2006 (the “Prior Agreement”), which may be amended in writing by the holders of at least 90% of all Registrable Securities (as defined therein), and such holders desire to amend and restate the Prior Agreement in its entirety as provided herein, to be effective upon the effectiveness of the Deed of Amendment of the Articles of Association of the Company set forth in Schedule B hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants and undertakings contained in this agreement sufficiency of which is acknowledged by the Parties, the Parties hereto hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

1.1.                              Definitions.  For purposes of this Agreement:

“Affiliate” with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person.  For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting securities, by contract or otherwise;

“the Articles” the Articles of Association of the Company set forth in the Deed of Amendment at Schedule B hereto, and as may be further amended from time to time in accordance with the Articles and this Agreement;

“Business Day” a day other than Saturday or Sunday upon which banks are open for business in London, Moscow and Amsterdam;

“Class A Shares” Class A shares of the Company with a par value of €0.01 per share.

“Class B Shares” Class B shares of the Company with a par value of €0.10 per share.

“Class C Shares” Class C shares of the Company with a par value of €0.09 per share.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto;

“Form F-1” such long-form registration statement under the Securities Act as in effect on the date hereof and as hereafter amended, or any successor form under the Securities Act, including Form S-1, if the Company is required to use such form;

“Form F-3” such short-form registration statement under the Securities Act as in effect on the date hereof and as hereafter amended, or any successor form under the Securities Act which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, including Form S-3, if the Company is required to use such form;

“Holder” any person owning or having the right to acquire Registrable Securities who is a party to this Agreement or any assignee thereof in accordance with Clause 2.9 hereof;

“IPO” The Company’s first firm commitment underwritten public offering of its Class A Shares pursuant to a registration statement effected pursuant to the provisions of the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145);

“Parties” any or all of the parties to this Agreement from time to time and “Party” shall mean any one of them;

“Person” a natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof;

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC;

“Registrable Securities” (i) all Class A Shares held by the Parties to this Agreement, (ii) any other Class A Shares issued to any such Party while it is a Holder of Registrable Securities and (iii) any other Class A Shares issuable upon the conversion of Class B Shares held by the Parties to this Agreement or upon conversion or exercise of any warrant, right or other security which is issued by way of a share split, subdivisions, share dividend, bonus issue, recapitalization, merger, amalgamation, or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) or (ii) above; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned in accordance with Clause 2.9 hereof.  Notwithstanding the foregoing, Class A Shares or other securities shall only be treated as Registrable Securities if and so long as (a) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) the registration rights of the Holder of such Class A Shares or other securities have not been terminated pursuant to Clause 2.11 herein;

“Registration Expenses” all expenses incurred by the Company in complying with Clauses 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration, filing and qualification fees, underwriters’ expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such compliance, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company;

“Rule 144” Rule 144 under the Securities Act, as amended from time to time, or any successor regulation thereto;

“Rule 145” Rule 145 under the Securities Act, as amended from time to time, or any successor thereto;

“Securities Act” The U.S. Securities Act of 1933, as amended from time to time, or any successor statute thereto;

“SEC” The U.S. Securities and Exchange Commission;

“Selling Expenses” all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement;

“Shareholders” has the meaning given in the Preamble, together with the successors and permitted assigns of such Shareholders;

“Shares” Class A Shares, Class B Shares and Class C Shares, and such additional shares as may be issued by the Company from time to time in accordance with the Articles;

“Subsidiaries” all Persons of which the Company directly or indirectly holds at least 50% of the issued share capital or interests and including, without limitation, OOO “Yandex,” a limited liability company organized under the laws of the Russian Federation with its registered address at 111033, Russian Federation, Moscow, Samokatnaya street 1, building 21, and “Subsidiary” shall mean any one of them; and

“US GAAP” has the meaning given in Clause 2.1.1 herein.

1.2.                              Terms Generally.  The words “hereby”, “herein”, “hereof, “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules hereto) and not merely to the specific article, section, paragraph or clause in which such word appears.  All references herein to Articles, Clauses, Sections and Schedules shall be deemed references to Articles, Clauses, Sections of, and Schedules to, this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The definitions given for terms in this Article I and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

1.3.                              Headings.  The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

1.4.                              Severability.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

1.5.                              Compliance with Articles.  The Parties agree that in the event of any conflict between the terms and provisions of this Agreement and the Articles, the terms and provisions of this Agreement shall prevail and the Parties shall take all such reasonable and necessary steps as may be required to bring the Articles into compliance with this Agreement.

1.6.                              Governing Language.  Should this Agreement be translated into any language other than English, the English version will control and prevail on any question of interpretation or otherwise.

ARTICLE II

INFORMATION RIGHTS AND REGISTRATION RIGHTS.

2.1.                              Information and Inspection Rights.

2.1.1                        The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities in which proper entries, reflecting all their financial transactions, are made in accordance with US generally accepted accounting principles (“US GAAP”).

2.1.2                        The Company shall provide to any Holder, owning 5% of the voting power underlying the Registrable Securities or more who shall have provided the Company a written request:

2.1.2.1  unaudited management prepared financial statements for the Company for the periods ending March 31st, June 30th, September 30th and December 31st within 28 days following the end of each quarter to which they relate (“Quarterly Unaudited Financial Statements”);

2.1.2.2  annual audited accounts for the Company within 135 days from the end of the Company’s previous financial year (“Annual Audited Financial Statements”) prepared in accordance with US GAAP, in the English language and translated into dollars by an accounting firm which is associated with or is the correspondent of a firm of internationally reputable auditors; and

2.1.2.3  annually, budgets and cash flow forecasts within 30 days after the end of the previous financial year.

2.1.3                        The Parties shall procure that the Company shall permit any Holder, owning 5% of the voting power underlying the Registrable Securities or more, who shall have provided the Company a written request to, at reasonable times and intervals visit and inspect the Company and its Subsidiaries’ facilities, to discuss matters with officers of the Company and its outside accountants, and to request such other information concerning the Company and its Subsidiaries as may be necessary to assess the financial status and operations of the Company and its Subsidiaries.

2.1.4                        The information and inspection rights provided in this Section 2.1 shall terminate upon the closing of the initial public offering of the Class A Shares of the Company (or American depositary shares in respect thereof) in a firm commitment underwriting and a concurrent listing of such securities on the NYSE, Nasdaq, any market of the London Stock Exchange plc or any other exchange approved by the Board of Directors of the Company.

2.2.                              Demand Registration.

(a)                                  Commencing six (6) calendar months following an IPO pursuant to the provisions of the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145 of the Securities Act) until the Date of Termination (as defined in Clause 2.11 hereof), if the Company shall have received a written request (the “Registration Request”) from Shareholders holding at least 30% of the voting power underlying the outstanding Registrable Securities (the “Initiating Holders”) to file a registration under the Securities Act of all or part of their Registrable Securities, then, the Company shall:

(i)                                     promptly give written notice of such request to each other Shareholder; and

(ii)                                  use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall file such registration statement with the SEC no later than forty-five (45) days after the date of the Registration Request and shall cause it to be effective no later than one-hundred twenty (120) days after the date of such filing.

(b)                                 The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Clause 2.2(a):

(i)                                     after the Company has effected one (1) registration pursuant to this Clause 2.2 and such registrations have been declared or ordered effective;

(ii)                                  if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price (net of any underwriters’ discounts or commissions) of less than $7,500,000 (seven million five hundred thousand United States Dollars);

(iii)                               if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made in accordance with Clause 2.4;

(iv)                              in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(v)                                 if the Company shall furnish to such Initiating Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than one-hundred twenty (120) days from the date of receipt of the request of the Initiating Holder or Holders; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any Shares for the account of itself or any other shareholder during such 120 day period; and provided further, that, in such event, the Initiating Holder or Holders shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as a registration pursuant to Clause 2.2(a) and the Company shall pay any Registration Expenses in connection with such withdrawn registration.

(c)                                  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Clause 2.2 and the Company shall include such information in the written notice referred to in Clause 2.2 (a)(i).  In such event the rights of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All holders of Registrable Securities proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in the customary form with the managing underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Board of Directors of the Company.  Notwithstanding any other provision of this Clause 2.2, if the underwriter(s) advise(s) the Company in writing that market factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities then outstanding to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (whether newly issued or held by third parties) are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(d)                                 If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw from such underwriting by written notice to the Company,  the managing underwriter and the Initiating Holders.  The Registrable Securities and/or other securities held by such Holder affected shall be withdrawn from the registration.

(e)                                  If the distribution of Registrable Securities is being effected by means of an underwriting and if the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account if the managing underwriter so agrees.  The inclusion of such shares shall be on the same terms as the registration of shares held by the holders of Registrable Securities participating in such registration.  If the underwriters subsequently exclude some of the securities to be registered, the securities to be sold for the account of the Company, shall be excluded in their entirety prior to the exclusion of any Registrable Securities to be registered by the Initiating Holders.

2.3.                              Piggyback Registration.

(a)                                  If the Company proposes to register any of its Shares under the Securities Act for sale for cash (other than a registration of Shares issuable pursuant to an employee share option, share purchase or similar plan or pursuant to a merger, amalgamation, exchange offer or a transaction of the type specified in Rule 145 of the Securities Act), the Company shall, each such time, give each Holder written notice of such proposed registration at least thirty (30) days prior to the filing of a registration statement.  At the written request of any Shareholder delivered to the Company within fifteen (15) business days after the receipt of the notice from the Company (any such request stating the number of Registrable Securities that such holder wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company), the Company shall, subject to the provisions of Clause 2.5, use its best efforts to cause to be registered all of the Registrable Securities that each such holder has requested to be registered, provided that the Company shall have the right to postpone or withdraw any registration in full effected pursuant to this Clause 2.3 without any obligation to any Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 In connection with any offering involving an underwriting of shares of the Company under this Clause 2.3, the Company shall not be required to include any of the Shareholders’ Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the underwriter determines that market factors require a limitation of the number of securities to be underwritten, the underwriter may (subject to the allocation priority set forth in the next sentence) exclude some or all of the Registrable Securities from such registration and underwriting.  Notwithstanding anything to the contrary herein, if the underwriter determines in good faith that market factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first to the Company or to such Holder on whose behalf the Company proposes to effect the registration, then to any other Holder on a pro rata basis based on the total number of Class A Shares (on an as-converted basis) held by such Holder.  If any Holder disapproves of the terms of any such underwriting he may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

2.4.                              Form F-3 Registration.

(a)                                  After the Company meets the eligibility requirements applicable for the use of Form F-3, the Company will use its best efforts to make, at all times thereafter, registration of Form F-3 available for the sale of Registrable Securities.  At any time thereafter, if the Company shall have received a written request (the “Form F-3 Request”) from Shareholders holding at least 30% of the voting power underlying the outstanding Registrable Securities (the “Form F-3 Initiators”), then any Shareholder shall have the right to request that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder (such requests to be in writing and stating the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such Shares by such holders of Registrable Securities), provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Clause 2.4:

(i)                                     if the holder or holders of Registrable Securities proposing to sell Registrable Securities intend to sell such Registrable Securities and such other securities

(if any) at an aggregate price to the public (net of any underwriter’s commission or discounts) of less than US$1,000,000 (one million United States Dollars);

(ii)                                  if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 for a holder or holders of Registrable Securities pursuant to this Clause 2.4; or

(iii)                               in the circumstances described in Clause 2.2(b)(iv) or (v).

(b)                                 If a request complying with the requirements of Clause 2.4(a) is delivered to the Company, the provisions of Clause 2.2(a)(i) and (ii) shall apply to such registration.  If the registration is for an underwritten offering, the provisions of Clause 2.2 (c), (d) and (e) shall apply to such registration.

(c)                                  Subject to the foregoing, the Company shall use its best efforts to file a registration statement on Form F-3 covering the Registrable Securities and other Shares so requested to be registered as soon as practicable after receipt of the request or requests of any holder or holders of Registrable Securities.

2.5.                              Shareholders Duty to Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II with respect to any Holder seeking to sell Registrable Securities (“Selling Holder”) that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably necessary to effect the registration of such Selling Holder’s Registrable Securities.

2.6.                              Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration,  qualification or compliance pursuant to Clause 2.2, 2.3 or 2.4 hereof (except as otherwise provided below), shall be borne by the Company; provided, however, that the holders of Registrable Securities may elect to bear the Registration Expenses for registration proceedings begun pursuant to Clause 2.2  and subsequently withdrawn by the holders of Registrable Securities, and in such event, such registration proceeding shall not be counted as a registration pursuant to Clause 2.3 hereof (other than pursuant to Clause 2.2(b)(v) where the Company shall pay the Registration Expenses as provided therein).  All Selling Expenses shall be borne by the Selling Holders pursuant to such registration pro rata on the basis of the number of Shares so registered on their behalf.  All expenses relating to any Selling Holders’ legal counsel, financial advisor or other professional advisors (whether so classified as Registration Expenses or Selling Expenses) shall be borne by the Selling Holder that retained such advisor.

2.7.                              Indemnity.

(a)                                  In connection with the registration of the Registrable Securities pursuant to Clause 2.2, 2.3 or 2.4 hereof, the Company will indemnify and hold harmless, (i) each Selling Holder and the partners (which shall include any partners of the partners), officers, directors, shareholders, affiliates, legal counsel and accountants for each such Selling Holder, (ii) any underwriter of such Registrable Securities thereunder and (iii) each person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses (including, without limitation, reasonable attorneys’ fees and disbursements) or liabilities (joint, or several), to which such seller, underwriter or controlling person may become subject under the Securities Act, Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Clause 2.2, 2.3 or 2.4 hereof, including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (c) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state law, applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration (each, a “Violation”), and the Company will reimburse each such Selling Holder, partner (including the partners of such partner), officer, director, legal counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action, or Violation; provided, however, that the indemnity agreement contained in this Clause 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; provided, further, that the Company shall not be liable to any Selling Holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation which occurs in reliance upon and in conformity with written information furnished by such Selling Holder, underwriter or controlling person expressly as stated in writing for use in connection with such registration.  The indemnity provided for in this Clause 2.7(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, underwriter or controlling person and shall survive transfer of such securities by such Selling Holder.

(b)                                 Each Selling Holder will indemnify and hold harmless the Company, its directors, each officer who has signed the registration statement, legal counsel and accountants, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each person who controls any underwriter, and any other Selling Holder or any of its partners, officers, directors, shareholders or affiliates, or any person who controls such Selling Holder, against all losses, claims, damages, expenses (including without limitation, reasonable attorneys’ fees and disbursements) or liabilities (joint or several), to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Clause 2.2, 2.3 or 2.4 hereof, including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the indemnity agreement contained in this Clause 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Shareholder, which consent shall not be unreasonably withheld; provided, further, that such Selling Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished by such Selling Holder expressly as stated in a writing for use in connection with such registration.  In no event shall any indemnity under this Clause 2.7(b) exceed the net proceeds from the offering received by such Selling Holder.

(c)                                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Clause 2.7 and shall only relieve it from any liability which it may have to such indemnified party under this Clause 2.7 if and to the extent the indemnifying party is materially prejudiced by such omission.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense, the indemnifying party shall not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expense and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)                                 In order to provide for just and equitable contribution to joint liability in any case in which either (i) a claim for indemnification is made pursuant to this Clause 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration or time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Clause 2.7 provided for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person seeking indemnity under the terms of this Clause 2.7(d); then, and in each such case, the Company and such person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such person is responsible for the portion represented by the percentage that the public offering price of the Registrable Securities held by such person and offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and; provided, further, that in no event shall any contribution under this Clause 2.7(d) on the part of any seller exceed the net proceeds received by such seller in such offering.

2.8.                              Delay of Registration.  No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company or any other

Shareholder as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

2.9.                              Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by any Shareholder to a transferee or assignee if such transferee or assignee is (i) a transferee acquiring Registrable Securities comprising at least five per cent (5%) of the issued and outstanding share capital of the Company (as adjusted for stock splits, bonus issues, share combinations, consolidation and division, recapitalizations and the like), (ii) any direct or indirect partner or former partner of any Shareholder that is a partnership, (iii) any direct or indirect member or former member of any Shareholder that is a limited liability company, (iv) in the case of Registrable Securities held by ru-Net B.V., the shareholders appearing as of the date hereof in the shareholders register of Internet Search Investments Limited, the sole shareholder of ru-net B.V., or (v) any entity controlling, controlled by or under common control with a Shareholder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.10.                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement,  the Company shall not, without the prior written consent of Shareholders holding a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Shares of the Company which would (i) allow such holder or prospective holder to include Shares held by them in any registration filed under Clause 2.2, 2.3 or 2.4 hereof, if such inclusion would adversely affect the rights of any Holder hereunder, (ii) permit such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, (iii) permit giving such holder or prospective holder of any securities, rights senior to, or the terms of which are otherwise more favorable than the registration rights granted to the holders of Registrable Securities hereunder, or (iv) otherwise conflict with the terms hereof.

2.11.                        Termination of Registration Rights.  The right of any holder of Registrable Securities to request registration or inclusion of any Registrable Securities in any registration statement pursuant to Clause 2.2, 2.3 or 2.4 hereof shall terminate upon the earlier of (i) five (5) years following an IPO and (ii) with respect to each Holder, such time after consummation of such an offering as Rule 144 or another similar exemption under the Securities Act is available for the sale during a three (3)-month period without registration of all of the Registrable Securities held or entitled to be held by such Holder upon exercise or conversion (the “Date of Termination”).

2.12.                        “Market Stand-Off” Agreement.

(a)                                  Each holder of Registrable Securities hereby agrees that, during the period specified by the representative of the underwriters, which period is not to exceed one-hundred eighty (180) days, following an IPO, it shall not, to the extent requested by such underwriter representative, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by it at any time during such period (except Shares included in such registration), without the prior written consent of the underwriter representative; provided, however, that this provision shall only be applicable to the Holder (i) if, and as of the date that, each of the Company’s directors and officers is similarly bound and each holder of at least one percent (1%) (on a fully diluted basis) of the voting power underlying the Company’s Shares or any shares convertible into or exchangeable for Shares agree to, comply with a similar restriction and (ii) if no director, officer or holder of the Company’s Shares or shares convertible into or exchangeable for Shares, is given a release or a waiver by the Company or the underwriter representative from such restrictions unless each Holder is provided with a release or waiver for the same proportion of its Shares.

(b)                                 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities held by each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Clause 2.12.

ARTICLE III

MISCELLANEOUS

3.1.                              Waivers and Amendments.

3.1.1                        No purported variation of this Agreement shall be effective unless made in writing by holders in interest of 90% of the voting power underlying all Registrable Securities.

3.1.2                        A Party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature.  Subject as aforesaid, no waiver shall be effective unless specifically made in writing and signed by a duly authorised officer of the Party granting such waiver.

3.2.                              Counterparts.  This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

3.3.                              Further Assurances.  Subject to the terms and conditions herein provided, each of the Parties agrees to use its respective reasonable endeavours to take (and to cause its directors, employees, representatives and agents) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable laws to carry out and make effective the provisions of this Agreement and to use their reasonable efforts to cause any additional agreements provided for herein to be satisfied.

3.4.                              Assignment.

3.4.1                        This Agreement shall be binding on and shall inure to the benefit of each Party’s successors and assigns.

3.4.2                        Save as provided otherwise in this Agreement, none of the Parties may, without the written consent of the other, assign any of their respective rights or obligations under this Agreement.

3.5.                              Severability.  If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

3.6.                              Notices.

3.6.1                        Any notice or other document to be given under this Agreement shall be in writing and shall be deemed duly given:

3.6.1.1  if sent (i) by first class post or airmail or registered post or recorded delivery service or (ii) by personal delivery or (iii) by facsimile transmission, in each case to the respective contact details of the Parties set out in Schedule A hereto;

3.6.1.2  or to such other contact details as any of the Parties shall substitute by written notice in accordance with this clause, save that any such substituted contact details shall only be effective 5 Business Days after delivery of information in accordance with this clause.

3.6.2                        Notice shall be deemed to have been given in accordance with this clause as follows:

3.6.2.1  if sent by first class post or airmail or registered post or recorded delivery service, upon delivery at the address of the relevant Party;

3.6.2.2  if sent by personal delivery, upon delivery at the address of the relevant Party;

3.6.2.3  if sent by facsimile, on receipt of an appropriate answerback.

3.7.                              Costs.  Each of the Parties shall be responsible for any costs incurred by them in relation to the negotiation and execution of this Agreement.

3.8.                              Governing Law.  This Agreement shall be governed by and construed in accordance with English law except with respect to its conflict of law provisions.

3.9.                              Arbitration.

3.9.1                        Forum for Arbitration.  Any dispute, controversy or claim (a “Dispute”) arising out of or in connection with, or relating to, this Agreement, or the breach, termination or validity thereof, will be finally settled exclusively by arbitration in accordance with the Rules of the London Court of International Arbitration (the “Rules”) in effect at the time of the arbitration, except as modified herein or by mutual agreement of the Parties.  The seat of the arbitration will be London, provided that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all of the parties to such arbitration under the circumstances.  Arbitration proceedings will be conducted in English.

3.9.2                        Arbitrators.  The arbitration will be conducted by three arbitrators.  The party initiating arbitration (the “Claimant”) will select its arbitrator in its request for arbitration (the “Request”).  The other party (or the other parties, acting jointly, if there is more than one) (the “Respondent”) will select its arbitrator within 30 days of receipt of the Request and will notify the Claimant of such selection in writing.  If the Respondent fails to select an arbitrator within such 30-day period, the arbitrator named in the Request will decide the Dispute as a sole arbitrator.  Otherwise, the two arbitrators selected by the parties will select a third arbitrator within 30 days after the Respondent has notified the Claimant of the selection of the Respondent’s arbitrator.  When the arbitrators selected by the Claimant and the Respondent have selected a third arbitrator, and the third arbitrator has accepted the selection, the two arbitrators will promptly notify the parties of the selection of the third arbitrator.  If the two arbitrators selected by the parties fail or are unable so to select a third arbitrator or so to notify the parties, then the third arbitrator will be appointed in accordance with the Rules.  The third arbitrator will act as chairman of the panel.

3.9.3                        Discovery; Interim Relief.  In addition to the authority conferred on the arbitration tribunal by the Rules, the arbitration tribunal will have the authority (i) to order such production of documents as may reasonably be requested by either party or by the tribunal itself and (ii) to make awards, orders and rulings (collectively, “Awards”) for interim relief, including injunctive relief.  The Parties agree that (a) any Award by the arbitration tribunal on interim measures will be deemed to be a final award with respect to the subject matter of the Award and will be fully enforceable as such and (b) a request for interim measures to a court by any party to the arbitration will not be deemed incompatible with, or a waiver of, the Agreement to arbitrate set forth in this Article VII.  The arbitration tribunal may, at its option, appoint one or more experts to advise it with respect to any issue in the arbitration.  If any expert is so appointed, the parties will have the right to examine such expert’s report to the tribunal and to question such expert at an oral hearing.

3.9.4                        Consolidation.  In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the Parties hereto relating to this Agreement or any other agreement entered into by the Parties.  The arbitrators must not consolidate such arbitrations unless they determine that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party hereto would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise.  In the event of conflicting Awards on the issue of consolidation by the arbitration tribunal constituted hereunder and any tribunal constituted under any other agreement entered into by the Parties, the ruling of the tribunal constituted under this Agreement will govern, and that tribunal will decide all Disputes in the consolidated proceeding.

3.9.5                        Confidentiality.  All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, will be kept confidential, except (a) as may be lawfully required in judicial proceedings relating to the arbitration, including judicial proceedings to enforce an Award, or (b) as may be otherwise required by applicable law.

3.9.6                        Award.  The foregoing agreement to arbitrate will be specifically enforceable.  Any Award rendered by the arbitrators will be in writing and will be final and binding upon the Parties, and may include an award of costs, including reasonable attorneys’

fees and disbursements.  The Parties hereto waive any right to challenge the arbitration Award.  Judgment upon the Award rendered may be entered by any court having jurisdiction thereof or having jurisdiction over the Parties or their assets.

3.9.7                        Waiver of Objection to Tribunal.  Each party irrevocably waives any objection which it may at any time have to the laying of the venue of any proceedings in any tribunal referred to in this Article III and any claim that any such proceedings have been brought in an inconvenient forum.

3.10.                        Entire Agreement; Certain Conflicts.  This Agreement (together with the Schedules hereto) represents the complete agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein and supersedes the Prior Agreement in its entirety.  In the event of any discrepancy, conflict, contradiction or uncertainty between this Agreement or the Articles, including, without limitation, where any provision of this Agreement may not be included in the Articles under the laws of The Netherlands, the provisions of this Agreement shall prevail.  Each of the Parties hereby undertakes to exercise its rights as a shareholder of the Company always to give effect to the provisions of this Agreement and only to the extent such exercise complies with this Agreement and each of the Parties hereby waives any rights or obligations under the Articles that may conflict with corresponding rights or obligations under this Agreement.

IN WITNESS WHEREOF this Agreement was duly executed, by means of execution of the attached Deed of Adherence, as of the date first above written.

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DEED OF ADHERENCE

By this Deed we the undersigned parties HEREBY AGREE to observe and be bound in all respects by the provisions of the Amended and Restated Registration Rights Agreement dated as of                                        , 2008, a copy of which agreement is attached hereto and has been initialled by us.

FOR AND ON BEHALF OF

YANDEX N.V.

By:
Name:
Title: Executive Director

DEED OF ADHERENCE

By this Deed we the undersigned parties HEREBY AGREE to observe and be bound in all respects by the provisions of the Registration Rights Agreement dated as of                                            , 2008, a copy of which agreement is attached hereto and has been initialled by us.

/s/ Signed for and on behalf of BC&B Holdings B.V.

/s/ Signed for and on behalf of RuNet B.V.

/s/ Signed for and on behalf of Tiger Global Holding Cooperatief U.A.

/s/ Signed for and on behalf of Alfred and Riqueza Fenaughty Revocable Living Trust

/s/ Signed by Amilyushenko, Alexey Valeryevich

/s/ Signed by Boynton, John Wilson

/s/ Signed by Chebunina, Elena Vladminirovna

/s/ Signed for and on behalf of Chester Neilson Boynton Trust of 2006

/s/ Signed for and on behalf of Cole Management Incorporated

/s/ Signed by Daisy Campbell Boynton Trust of 2006

/s/ Signed by Dostov, Victor Leonidovich

/s/ Signed by Dyson, Esther

/s/ Signed for and on behalf of Elinor Scout Boynton Trust of 2006

/s/ Signed for and on behalf of Emerald Trust

/s/ Signed by Fadeev, Mikhail Alexandrovich

/s/ Signed by Felman, Dmitry Pavlovich

/s/ Signed by Ilyinsky, Sergey Vladimirovich

/s/ Signed by Ivanov, Vladimir Leontievich

/s/ Signed for and behalf of Kameson Management Limited

/s/ Signed by Khutsyan, Maria

/s/ Signed by Kolmanovskaya, Elena Savelyevna

/s/ Signed by Koterov, Dmitry

/s/ Signed by Maslov, Mikhail Yurievich

/s/ Signed for and on behalf of MK Holding Ltd

/s/ Signed by Neilson, Benjamin R., trustee of the Boynton Family Trust of 2007

/s/ Signed for and on behalf of Oradell Capital Group, Inc.

/s/ Signed by Panasevich, Dmitry

/s/ Signed by Polozhintsev, Ilya Dmitrievich

/s/ Signed by Radehenko, Artem

/s/ Signed by Segalovich, Ilya Valentinovich

/s/ Signed by Stubblebine, Robert Harvey

/s/ Signed for and on behalf of Symmetric Trust

/s/ Signed by Teyblyum, Dmitry Michailovich

/s/ Signed for and on behalf of Tucker Rawla Boynton Trust of 2006

/s/ Signed by Umansky, Ilya

/s/ Signed by Volozh, Arkady Yuryevich

/s/ Signed for and on behalf of Web Design Ltd

Schedule B

Deed of Amendment of Articles of Association